Exhibit 99.1

Press Release	Media Relations Contact: Brian Ziel (408) 658-1540 brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2014 FINANCIAL RESULTS

CUPERTINO, CA — April 29, 2014 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the third quarter of fiscal year 2014 ended March 28, 2014.  For the third quarter, the Company reported revenue of approximately $3.4 billion, gross margin of 28.2%, net income of $395 million and diluted earnings per share of $1.17.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.5%, net income of $453 million and diluted earnings per share of $1.34.  For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

During the third quarter, the Company generated approximately $443 million in operating cash flow, paid cash dividends of $140 million and repurchased 3.5 million ordinary shares for $184 million. There were 326 million ordinary shares issued and outstanding as of the end of the quarter.  Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.3 billion at the end of the quarter.

“Seagate’s March quarter results reflect ongoing effective execution in a dynamic market environment,” said Steve Luczo, Seagate’s chairman and chief executive officer. “We are positioning the Company to lead in the evolving storage ecosystem by leveraging and investing in our market-leading product portfolio to enable shifts in the storage landscape in hyperscale, performance and mobility.  In addition, we are maintaining our focus on operational discipline through conservative demand forecasting and supply management.”

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.43 per share, which will be payable on May 28, 2014 to shareholders of record as of the close of business on May 14, 2014.  The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:00 p.m. Pacific Time that can be accessed on its Investors website at www.seagate.com/investors.  During today’s webcast, the Company will provide an outlook for its fourth fiscal quarter of 2014, including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal year ending June 27, 2014 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 7, 2013, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 28, 2014	June 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,259	$1,708
Short-term investments	47	480
Restricted cash and investments	4	101
Accounts receivable, net	1,633	1,670
Inventories	846	854
Deferred income taxes	116	115
Other current assets	246	484
Total current assets	5,151	5,412
Property, equipment and leasehold improvements, net	2,065	2,269
Goodwill	477	476
Other intangible assets, net	304	405
Deferred income taxes	467	456
Other assets, net	195	225
Total Assets	$8,659	$9,243
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,345	$1,690
Accrued employee compensation	212	335
Accrued warranty	152	176
Accrued expenses	453	407
Current portion of long-term debt	—	3
Total current liabilities	2,162	2,611
Long-term accrued warranty	134	144
Long-term accrued income taxes	90	87
Other non-current liabilities	121	121
Long-term debt, less current portion	3,514	2,774
Total Liabilities	6,021	5,737

Equity:
Total Equity	2,638	3,506
Total Liabilities and Equity	$8,659	$9,243

The information as of June 28, 2013 was derived from the Company’s audited Consolidated Balance Sheet as of June 28, 2013.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
Revenue	$3,406	$3,526	$10,423	$10,927

Cost of revenue	2,447	2,578	7,502	7,926
Product development	297	294	903	839
Marketing and administrative	190	168	561	457
Amortization of intangibles	26	20	71	59
Restructuring and other, net	2	1	20	2
Total operating expenses	2,962	3,061	9,057	9,283

Income from operations	444	465	1,366	1,644

Interest income	1	2	7	6
Interest expense	(52)	(53)	(145)	(163)
Other, net	(3)	16	44	41
Other expense, net	(54)	(35)	(94)	(116)

Income before income taxes	390	430	1,272	1,528
(Benefit from) provision for income taxes	(5)	14	22	38
Net income	395	416	1,250	1,490
Less: Net income attributable to noncontrolling interest	—	—	—	—
Net income attributable to Seagate Technology plc	$395	$416	$1,250	$1,490

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.21	$1.16	$3.68	$3.98
Diluted	1.17	1.13	3.56	3.86
Number of shares used in per share calculations:
Basic	327	358	340	374
Diluted	338	369	351	386

Cash dividends declared per Seagate Technology plc ordinary share	$0.43	$—	$1.24	$1.02

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	March 28, 2014	March 29, 2013
OPERATING ACTIVITIES
Net income	$1,250	$1,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	668	651
Share-based compensation	87	56
Deferred income taxes	(17)	(14)
Gain on sale of investments	(32)	(51)
Gain on sale of property and equipment	(6)	(34)
Loss on redemption and repurchase of debt	7	31
Other non-cash operating activities, net	16	1
Changes in operating assets and liabilities:
Restricted cash	104	—
Accounts receivable, net	32	769
Inventories	8	123
Accounts payable	(274)	(462)
Accrued employee compensation	(123)	(85)
Accrued expenses, income taxes and warranty	16	(124)
Vendor non-trade receivables	204	—
Other assets and liabilities	41	308
Net cash provided by operating activities	1,981	2,659
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(428)	(658)
Proceeds from the sale of property and equipment	—	29
Proceeds from the sale of strategic investments	72	—
Purchases of short-term investments	(87)	(227)
Sales of short-term investments	463	201
Maturities of short-term investments	61	26
Cash used in acquisition of LaCie S.A., net of cash acquired	—	(36)
Other investing activities, net	(29)	(16)
Net cash provided by (used in) investing activities	52	(681)
FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(64)	(421)
Net proceeds from issuance of long-term debt	791	—
Repurchases of ordinary shares	(1,886)	(1,612)
Dividends to shareholders	(417)	(381)
Proceeds from issuance of ordinary shares under employee stock plans	98	233
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	—	(72)
Other financing activities, net	(5)	—
Net cash used in financing activities	(1,483)	(2,253)
Effect of foreign currency exchange rate changes on cash and cash equivalents	1	1
Increase (decrease) in cash and cash equivalents	551	(274)
Cash and cash equivalents at the beginning of the period	1,708	1,707
Cash and cash equivalents at the end of the period	$2,259	$1,433

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended March 28, 2014	For the Nine Months Ended March 28, 2014
GAAP net income		$395	$1,250
Non-GAAP adjustments:
Cost of revenue	(A)	11	48
Product development	(B)	—	6
Marketing and administrative	(B)	17	23
Amortization of intangibles	(C)	26	71
Restructuring and other, net	(D)	2	20
Other expense (income), net	(E)	2	(31)
Benefit from income taxes	(F)	—	(6)
Non-GAAP net income		$453	$1,381

Diluted net income per share:
GAAP		$1.17	$3.56

Non-GAAP		$1.34	$3.93

Shares used in diluted net income per share calculation		338	351

(A) For the three and nine months ended March 28, 2014, Cost of revenue on a GAAP basis totaled $2,447 million and $7,502 million, respectively, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $2,436 million and $7,454 million, respectively.  The non-GAAP adjustments include amortization of intangibles, and other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd.’s hard disk drive business (the “Samsung HDD business”) and the August 2012 acquisition of LaCie S.A. (“LaCie”).

(B) For the three and nine months ended March 28, 2014, Product development and Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the impact of acquisition costs associated with the March 31, 2014 acquisition of Xyratex Ltd., and acquisition and integration costs associated with the acquisitions of the Samsung HDD business and LaCie.

(C) For the three and nine months ended March 28, 2014, Amortization of intangibles related to our Samsung HDD business and LaCie acquisitions have been excluded on a non-GAAP basis.

(D) For the three and nine months ended March 28, 2014, Restructuring and other, net, primarily related to our existing restructuring plans have been excluded on a non-GAAP basis.

(E) For the three and nine months ended March 28, 2014, Other expense, net, has been adjusted on a non-GAAP basis primarily to exclude the impact of losses recognized on the early redemption of debt, partially offset by gains recognized upon the sale of certain strategic investments.

(F) For the nine months ended March 28, 2014, Benefit from income taxes has been adjusted on a non-GAAP basis primarily to exclude the impact related to the release of valuation allowance on U.S. deferred tax assets associated with increases in the Company’s forecasted U.S. taxable income.